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                                                                   EXHIBIT 10.19

                                 Stephen Russell
                              Employment Agreement

                                 Amendment No. 5

         Amendment No. 5, dated as of November 20, 2002, to the employment agreement dated as of January 21, 1994 between Celadon Group, Inc., a Delaware corporation (the "Company"), and Stephen Russell ("Employee"), as amended by the amendments dated as of February 12, 1997, August 1, 1997, July 26, 2000 and April 4, 2002 (the "Employment Agreement").

         The parties wish to amend the Employment Agreement as set forth below. Accordingly, the parties agree as follows:

         1. Section 1 of the Employment Agreement is amended in its entirety to read as follows:

                           "The Company agrees to continue to employ Employee,
                  and Employee agrees to continue to serve, on the terms and conditions of this Agreement for a period commencing on the date hereof and ending on January 21, 2006. The period during which Employee is employed hereunder is hereinafter referred to as the "Employment Period." The Employment Period shall be automatically renewed for successive two-year terms unless either party gives written notice to the other at least 90 days prior to the expiration of the then Employment Period, of such party's intention to terminate Employee's employment hereunder at the end of the then current Employment Period."

         2. Agreement Otherwise Unchanged. The Employment agreement, as so amended, shall remain in full force and effect.

         3. Counterparts. This amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute the same agreement.

                                 CELADON GROUP, INC.

                                 By:  /s/ Paul A. Will
                                      ----------------
                                      Name: Paul A. Will
                                      Title: Executive Vice President

                                 By:  /s/ Michael Miller
                                      ------------------
                                      Name: Michael Miller
                                      Title: Chairman of Compensation Committee

                                 By:  /s/ Stephen Russell
                                      -------------------
                                      Name: Stephen Russell